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                                                                       EXHIBIT K

LISTING OF GENCORP INC. SUBSIDIARIES(1)

                                                                        STATE OR         PERCENTAGE
                                                                     JURISDICTION OF     OF VOTING
                                                                      INCORPORATION      OWNERSHIP
                                                                     ---------------     ----------
Aerojet-General Corporation(2).....................................  Ohio                   100.
Aerojet Ordnance Tennessee, Inc....................................  Tennessee              100.
Aerojet Services Co................................................  Ohio                   100.
Chemical Construction Corporation..................................  Delaware               100.
Genco Insurance Limited............................................  Bermuda                100.
GenCorp Canada Inc.................................................  Canada                 100.
GenCorp Export Corporation.........................................  Virgin Islands         100.
GenCorp Investment Management, Inc.................................  Ohio                   100.
GenCorp Overseas Inc...............................................  Ohio                   100.
GenCorp Polymer Products S.A.R.L...................................  France                 100.
General Applied Science Laboratories, Inc..........................  New York               100.
HENNIGES Elastomer- und Kunststofftechnik GmbH & Co. KG............  Germany                100.
Penn Europe GmbH...................................................  Germany                100.
Penn International Inc.............................................  Ohio                   100.
Penn Nominal Holdings Inc..........................................  Ohio                   100.
Penn Racquet Sports Co. (Ireland)..................................  Ireland                100.
RKO General, Inc...................................................  Delaware               100.

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(1) GenCorp Inc. conducts business using the names GenCorp, GenCorp Automotive and GenCorp Polymer Products.

(2) Aerojet-General Corporation conducts business using the names Aerojet ASRM Division, Aerojet Electronics Division and Aerojet Propulsion Division.